Exhibit 99.1

Ventas Reports 2018 Third Quarter Results

CHICAGO--(BUSINESS WIRE)--October 26, 2018--Ventas, Inc. (NYSE: VTR) today announced its results for the third quarter ended September 30, 2018.

“Ventas continued to deliver solid results in the third quarter. We grew property cash flows from our high-quality, balanced portfolio, further strengthened our financial position and drove positive investment momentum, including with existing best-in-class developer and operator relationships in our outpatient and medical office building footprint and university-based research platform,” said Debra A. Cafaro, Ventas Chairman and Chief Executive Officer. “Our talented team is sharply focused on executing on our key priorities, achieving our stated financial goals and positioning Ventas for a strong and profitable future.”

Third Quarter Performance

  Income from continuing operations per share was $0.29 compared to $0.44 in the same period in 2017. The change from the third quarter 2017 was principally due to the factors set forth below for normalized FFO, in addition to charges from the successful early refinancing of debt.
  Normalized Funds From Operations (“FFO”) per share was $0.99 compared to $1.04 in the same period in 2017. The change from the third quarter 2017 was principally due to the cumulative impact of using proceeds from asset divestitures and loan receivable collections to retire and reduce the Company’s debt balance. This impact was partially offset by growing property performance and the expected receipt of a $12 million, or $0.03 per share, fee in connection with Kindred Healthcare, Inc.’s “go private” transaction in July.
  Reported FFO per share, as defined by the National Association of Real Estate Investment Trusts (“Nareit FFO”) was $0.88 compared to $1.02 in the same period in 2017. The change from the third quarter 2017 was principally due to the factors set forth above for income from continuing operations.
  For the third quarter 2018, the Company’s same-store total property portfolio (1,063 assets) cash NOI grew 1.3 percent compared to the same period in 2017. Same-store cash NOI growth by segment follows:
Same-Store Cash NOI
Q3 2018
Reported Growth

Triple-Net (“NNN”)	3.0%
Seniors Housing Operating Portfolio (“SHOP”)	(2.7%)
Office	3.5%
Total Company	1.3%

  The year-over-year changes in the Company’s quarterly same-store property results were driven by:
    In the NNN portfolio, growth was due largely to in-place lease escalations.
    For SHOP, performance was in-line with expectations and driven by the elevated number of new community openings in certain markets.
    Office portfolio growth was principally due to excellent performance from Ventas’s university-based life science properties in addition to strong medical office building (“MOB”) in-place lease escalations and best-in-class tenant retention.

Third Quarter 2018 and Recent Highlights

  Expanded Relationships with Best-in-Class Platforms
    The Company made approximately $100 million in new investments during and immediately following the quarter, including: the purchase of a $21 million MOB that is 100 percent leased to Ardent Health Services (“Ardent”) and located on-campus of an existing Ventas-owned Ardent hospital; and the purchase of four on-campus MOBs for $79 million from leading MOB developer Pacific Medical Buildings (“PMB”), with a fifth MOB currently under contract for an additional expected investment exceeding $15 million.
    The Company announced its pending acquisition of a premier independent living seniors housing community located in the appealing Battery Park City neighborhood of downtown New York City for $194 million from Brookdale Senior Living. The acquisition firmly establishes Ventas’s leadership in the high-end Manhattan market. The acquisition remains subject to customary closing conditions.
    During the quarter, Ventas completed nearly $75 million in funding for development and redevelopment projects currently underway. In addition, Ventas made new commitments of approximately $50 million for development and redevelopment projects in its Office and Seniors Housing portfolios, including an MOB development with PMB in Phoenix, AZ on the campus of and affiliated with Dignity Health (Moody’s: A3) and Phoenix Children’s Hospital (Moody’s: A1).
  Advanced Ventas’s Attractive University-Based Life Science Business: The Company’s 3675 Market Street development at its exciting University of Pennsylvania life science campus officially opened in September and is nearly 70 percent leased. Ventas expects the property to be approximately 90 percent leased by year-end 2018. The Company’s pipeline of high-quality projects with top-tier research universities is robust and growing.
  Extended Exclusive Relationship with PMB: Ventas extended for a ten year term its exclusive MOB development relationship with PMB, which has nearly 50 years of experience in MOB development with top health systems in the U.S. including leading not-for-profits and academic medical centers.
  Significant Financial Strength
    The Company’s financial strength was robust at quarter end, including a sector-leading net debt to Adjusted Pro Forma EBITDA ratio of 5.4x and fixed charge coverage ratio of 4.6x.
    In August, Ventas issued $750 million of 4.4 percent senior notes due 2029 to tender and refinance $700 million of 4.75 percent senior notes due 2021, thereby extending its debt maturity schedule and minimizing intermediate-term interest rate exposure. The Company has refinanced or repaid $3.2 billion in debt since December 31, 2017.

  Demonstrated Leadership Excellence and Commitment to Environmental, Social and Governance (ESG) Principles
    Ms. Cafaro was again recognized as a top global CEO and leader in the real estate and healthcare industries, including being named by: Harvard Business Review as one of the Top 100 Best Performing CEOs in the World, her fifth consecutive year on the list and one of only three women included in 2018, with Ventas’s financial performance ranking in the top 5 percent of 870 companies globally for Ms. Cafaro’s tenure; and Modern Healthcare as one of 2018’s 100 Most Influential People in Healthcare, the only representative from the real estate industry and Ms. Cafaro’s fourth consecutive year and fifth appearance on the prestigious list.
    Ventas published its inaugural Corporate Sustainability Report (“CSR”) in October, which further demonstrates the Company’s long-held commitment to ESG. A digital copy of the CSR can be found on the Company’s website at www.ventasreit.com/corporate-responsibility.
    The Company retained its sustainability leadership position as ranked by two prominent global ESG benchmarking organizations, including:
      A first place ranking among the three listed healthcare real estate company participants in the 2018 GRESB real estate assessment. Ventas performed in the top 30 percent of the 874 global public and private real estate company participants in the assessment, and also retained its Green Star designation for the fifth straight year and its “A” ranking, the highest possible score, on the GRESB Public Disclosure Assessment.
      Inclusion in the Dow Jones SustainabilityTM North America Index for the second consecutive year, improving its overall score and ranking in the top 20 percent of publicly traded real estate industry participants across a broad spectrum of ESG metrics.
  Update on Recent Natural Disasters: The Company reported that all residents, staff and patients at its properties affected by Hurricanes Michael and Florence are safe. Two of the Company’s consolidated MOBs and one Ardent-owned hospital in or near Panama City, Florida experienced substantial damage. Ventas and Ardent have appropriate insurance coverage. However, it is too early to determine the financial impacts of the hurricanes and therefore they are not reflected in the Company’s current guidance.

Updated 2018 Guidance

Ventas improved the range of its previously provided 2018 expectations for per share normalized FFO, Nareit FFO and income from continuing operations. The Company also confirmed its 2018 expectations for total portfolio and segment-level same-store cash NOI growth provided on July 27, 2018. The Company’s updated guidance ranges are as follows:

	FY 2018 Guidance Per Share
	10/26/2018 Range
	Low		High

Income from Continuing Operations	$1.22	̶	$1.24
Nareit FFO	$3.77	̶	$3.83
Normalized FFO	$4.03	̶	$4.07

Assumptions included within Ventas’s 2018 normalized FFO per share expectations are largely consistent with the Company’s previously disclosed guidance, including the dilutive effect of receiving approximately $1.3 billion in proceeds for the full year 2018 from asset dispositions and loan receivable collections and using these proceeds principally to retire indebtedness. The Company’s updated guidance does not include new unannounced acquisitions or impacts from recent natural disasters. The 2018 outlook assumes 359 million weighted average fully-diluted shares, consistent with the Company’s previously disclosed guidance.

A reconciliation of the Company’s 2018 guidance to the Company’s projected GAAP measures is included in this press release. The Company’s 2018 guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

Third Quarter 2018 Conference Call

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (844) 776-7841 (or +1 (661) 378-9542 for international callers). The participant passcode is “Ventas.” The conference call is being webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the webcast will be available following the call online, or by calling (855) 859-2056 (or +1 (404) 537-3406 for international callers), passcode 7493513, beginning at approximately 2:00 p.m. Eastern Time and will remain for 36 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of approximately 1,200 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, life science and innovation centers, inpatient rehabilitation and long-term acute care facilities, health systems and skilled nursing facilities. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. References to “Ventas” or the “Company” mean Ventas, Inc. and its consolidated subsidiaries unless otherwise expressly noted. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

The Company routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission (“SEC”) filings, public conference calls, webcasts and the Company’s website at www.ventasreit.com/investor-relations. The information that the Company posts to its website may be deemed to be material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts. Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/annual-reports---supplemental-information. A comprehensive listing of the Company’s properties is available at www.ventasreit.com/our-portfolio/properties-by-stateprovince.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the SEC. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and medical office buildings (“MOBs”) are located; (f) the extent and effect of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ending December 31, 2018; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (v) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (x) consolidation activity in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (y) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (z) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017

Assets
Real estate investments:
Land and improvements	$2,115,870	$2,124,231	$2,135,662	$2,151,386	$2,124,979
Buildings and improvements	22,188,578	22,065,202	22,078,454	22,216,942	21,975,507
Construction in progress	395,072	408,313	380,064	344,151	306,179
Acquired lease intangibles	1,506,269	1,510,698	1,532,223	1,548,074	1,546,555
	26,205,789	26,108,444	26,126,403	26,260,553	25,953,220
Accumulated depreciation and amortization	(6,185,155)	(5,972,774)	(5,789,422)	(5,638,099)	(5,455,389)
Net real estate property	20,020,634	20,135,670	20,336,981	20,622,454	20,497,831
Secured loans receivable and investments, net	527,851	526,553	1,212,519	1,346,359	1,352,434
Investments in unconsolidated real estate entities	48,478	101,490	102,544	123,639	117,185
Net real estate investments	20,596,963	20,763,713	21,652,044	22,092,452	21,967,450
Cash and cash equivalents	86,107	93,684	92,543	81,355	85,063
Escrow deposits and restricted cash	62,440	64,419	71,039	106,898	76,522
Goodwill	1,045,877	1,034,274	1,035,248	1,034,644	1,034,500
Assets held for sale	24,180	15,567	62,534	65,413	35,200
Other assets	782,386	727,477	580,102	573,779	541,060
Total assets	$22,597,953	$22,699,134	$23,493,510	$23,954,541	$23,739,795

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$10,478,455	$10,402,897	$11,039,812	$11,276,062	$11,424,145
Accrued interest	76,883	93,112	77,764	93,958	95,684
Accounts payable and other liabilities	1,134,898	1,133,902	1,134,570	1,183,489	944,438
Liabilities related to assets held for sale	14,790	896	60,023	60,265	9,199
Deferred income taxes	236,616	240,941	244,742	250,092	296,272
Total liabilities	11,941,642	11,871,748	12,556,911	12,863,866	12,769,738

Redeemable OP Unitholder and noncontrolling interests	143,242	149,817	132,555	158,490	171,813

Commitments and contingencies

Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 356,468; 356,412; 356,317; 356,187; and 356,163 shares issued at September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017, and September 30, 2017, respectively	89,100	89,085	89,062	89,029	89,023
Capital in excess of par value	13,081,324	13,068,399	13,080,220	13,053,057	13,034,527
Accumulated other comprehensive loss	(7,947)	(10,861)	(14,474)	(35,120)	(40,780)
Retained earnings (deficit)	(2,709,293)	(2,529,102)	(2,413,440)	(2,240,698)	(2,351,430)
Treasury stock, 6; 11; 11; 1; and 0 shares at September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017, and September 30, 2017, respectively	(345)	(573)	(553)	(42)	—
Total Ventas stockholders’ equity	10,452,839	10,616,948	10,740,815	10,866,226	10,731,340
Noncontrolling interests	60,230	60,621	63,229	65,959	66,904
Total equity	10,513,069	10,677,569	10,804,044	10,932,185	10,798,244
Total liabilities and equity	$22,597,953	$22,699,134	$23,493,510	$23,954,541	$23,739,795

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues
Rental income:
Triple-net leased	$190,117	$212,370	$548,628	$634,955
Office	193,911	189,506	580,471	561,641
	384,028	401,876	1,129,099	1,196,596
Resident fees and services	518,560	461,700	1,552,302	1,386,131
Office building and other services revenue	3,288	3,196	10,905	9,781
Income from loans and investments	18,108	32,985	105,706	85,499
Interest and other income	12,554	171	24,535	854
Total revenues	936,538	899,928	2,822,547	2,678,861
Expenses
Interest	107,581	113,869	331,973	336,245
Depreciation and amortization	218,579	213,407	675,363	655,298
Property-level operating expenses:
Senior living	366,721	315,598	1,080,053	936,296
Office	61,668	60,609	182,662	174,728
	428,389	376,207	1,262,715	1,111,024
Office building services costs	431	418	1,080	1,708
General, administrative and professional fees	39,677	33,317	113,507	100,560
Loss on extinguishment of debt, net	39,527	511	50,411	856
Merger-related expenses and deal costs	4,458	804	26,288	8,903
Other	1,244	13,030	7,891	16,066
Total expenses	839,886	751,563	2,469,228	2,230,660
Income before unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interests	96,652	148,365	353,319	448,201
(Loss) income from unconsolidated entities	(716)	750	(47,826)	3,794
Income tax benefit	7,327	7,815	11,303	13,119
Income from continuing operations	103,263	156,930	316,796	465,114
Discontinued operations	—	(19)	(10)	(95)
Gain on real estate dispositions	18	458,280	35,893	502,288
Net income	103,281	615,191	352,679	967,307
Net income attributable to noncontrolling interests	1,309	1,233	5,485	3,391
Net income attributable to common stockholders	$101,972	$613,958	$347,194	$963,916
Earnings per common share
Basic:
Income from continuing operations	$0.29	$0.44	$0.89	$1.31
Net income attributable to common stockholders	0.29	1.72	0.97	2.71
Diluted:
Income from continuing operations	$0.29	$0.44	$0.88	$1.30
Net income attributable to common stockholders	0.28	1.71	0.97	2.69

Weighted average shares used in computing earnings per common share
Basic	356,318	355,929	356,224	355,110
Diluted	359,355	359,333	359,068	358,365

Dividends declared per common share	$0.79	$0.775	$2.37	$2.325

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Revenues
Rental income:
Triple-net leased	$190,117	$167,870	$190,641	$205,176	$212,370
Office	193,911	192,392	194,168	191,826	189,506
	384,028	360,262	384,809	397,002	401,876
Resident fees and services	518,560	518,989	514,753	457,101	461,700
Office building and other services revenue	3,288	4,289	3,328	3,896	3,196
Income from loans and investments	18,108	56,417	31,181	32,109	32,985
Interest and other income	12,554	2,347	9,634	5,180	171
Total revenues	936,538	942,304	943,705	895,288	899,928

Expenses
Interest	107,581	113,029	111,363	111,951	113,869
Depreciation and amortization	218,579	223,634	233,150	232,650	213,407
Property-level operating expenses:
Senior living	366,721	361,112	352,220	313,769	315,598
Office	61,668	60,301	60,693	58,279	60,609
	428,389	421,413	412,913	372,048	376,207
Office building services costs	431	534	115	1,683	418
General, administrative and professional fees	39,677	36,656	37,174	34,930	33,317
Loss (gain) on extinguishment of debt, net	39,527	(93)	10,977	(102)	511
Merger-related expenses and deal costs	4,458	4,494	17,336	1,632	804
Other	1,244	3,527	3,120	3,986	13,030
Total expenses	839,886	803,194	826,148	758,778	751,563

Income before unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interests	96,652	139,110	117,557	136,510	148,365
(Loss) income from unconsolidated entities	(716)	(6,371)	(40,739)	(4,355)	750
Income tax benefit	7,327	734	3,242	46,680	7,815
Income from continuing operations	103,263	133,473	80,060	178,835	156,930
Discontinued operations	—	—	(10)	(15)	(19)
Gain on real estate dispositions	18	35,827	48	214,985	458,280
Net income	103,281	169,300	80,098	393,805	615,191
Net income attributable to noncontrolling interests	1,309	2,781	1,395	1,251	1,233
Net income attributable to common stockholders	$101,972	$166,519	$78,703	$392,554	$613,958

Earnings per common share
Basic:
Income from continuing operations	$0.29	$0.37	$0.22	$0.50	$0.44
Net income attributable to common stockholders	0.29	0.47	0.22	1.10	1.72
Diluted:
Income from continuing operations	$0.29	$0.37	$0.22	$0.50	$0.44
Net income attributable to common stockholders	0.28	0.46	0.22	1.09	1.71

Weighted average shares used in computing earnings per common share
Basic	356,318	356,228	356,112	355,966	355,929
Diluted	359,355	359,000	358,853	359,184	359,333

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Nine Months Ended
	September 30,
	2018	2017
Cash flows from operating activities:
Net income	$352,679	$967,307
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	675,363	655,298
Amortization of deferred revenue and lease intangibles, net	(26,001)	(16,283)
Other non-cash amortization	13,527	11,186
Stock-based compensation	20,761	19,923
Straight-lining of rental income, net	19,983	(17,384)
Loss on extinguishment of debt, net	50,411	856
Gain on real estate dispositions	(35,893)	(502,288)
Gain on real estate loan investments	(13,202)	(124)
Income tax benefit	(13,464)	(15,619)
Loss (income) from unconsolidated entities	47,826	(767)
Gain on re-measurement of equity interest upon acquisition, net	—	(3,027)
Distributions from unconsolidated entities	2,734	3,909
Other	390	7,439
Changes in operating assets and liabilities:
Increase in other assets	(34,879)	(21,612)
(Decrease) increase in accrued interest	(17,508)	12,688
Decrease in accounts payable and other liabilities	(25,105)	(19,277)
Net cash provided by operating activities	1,017,622	1,082,225
Cash flows from investing activities:
Net investment in real estate property	(35,800)	(346,491)
Investment in loans receivable	(212,089)	(734,033)
Proceeds from real estate disposals	331,243	614,753
Proceeds from loans receivable	866,313	84,361
Development project expenditures	(230,348)	(210,423)
Capital expenditures	(73,025)	(83,387)
Distributions from unconsolidated entities	57,430	5,816
Investment in unconsolidated entities	(45,106)	(42,399)
Insurance proceeds for property damage claims	6,327	1,393
Net cash provided by (used in) investing activities	664,945	(710,410)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	41,292	384,738
Proceeds from debt	2,412,420	1,058,437
Repayment of debt	(3,294,104)	(1,225,525)
Purchase of noncontrolling interests	(2,429)	(15,809)
Payment of deferred financing costs	(16,583)	(26,426)
Issuance of common stock, net	—	73,596
Cash distribution to common stockholders	(845,248)	(827,285)
Cash distribution to redeemable OP Unitholders	(5,594)	(5,677)
Cash issued for redemption of OP and Class C Units	(1,370)	—
Contributions from noncontrolling interests	500	4,402
Distributions to noncontrolling interests	(9,968)	(9,248)
Other	(736)	10,543
Net cash used in financing activities	(1,721,820)	(578,254)
Net decrease in cash, cash equivalents and restricted cash	(39,253)	(206,439)
Effect of foreign currency translation	(453)	670
Cash, cash equivalents and restricted cash at beginning of period	188,253	367,354
Cash, cash equivalents and restricted cash at end of period	$148,547	$161,585

Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$29,106	$206,771
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	—	(84,995)
Other assets	4,112	(5,546)
Debt	—	64,629
Other liabilities	16,134	64,090
Deferred income tax liability	—	(16,116)
Noncontrolling interests	—	3,627
Equity issued for redemption of OP and Class C Units	266	22,694

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Cash flows from operating activities:
Net income	$103,281	$169,300	$80,098	$393,805	$615,191
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	218,579	223,634	233,150	232,650	213,407
Amortization of deferred revenue and lease intangibles, net	(2,164)	(19,972)	(3,865)	(4,254)	(5,434)
Other non-cash amortization	4,877	4,873	3,777	4,872	4,602
Stock-based compensation	6,488	7,149	7,124	6,620	6,527
Straight-lining of rental income, net	(8,102)	31,707	(3,622)	(5,750)	(6,229)
Loss (gain) on extinguishment of debt, net	39,527	(93)	10,977	(102)	511
Gain on real estate dispositions	(18)	(35,827)	(48)	(214,985)	(458,280)
(Gain) loss on real estate loan investments	—	(13,211)	9	—	(120)
Income tax benefit	(8,147)	(1,642)	(3,675)	(47,980)	(8,515)
Loss (income) from unconsolidated entities	716	6,371	40,739	4,355	(750)
Distributions from unconsolidated entities	100	1,245	1,389	767	775
Other	(734)	1,214	(90)	1,801	6,091
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(47,655)	7,513	5,263	(7,670)	(37,691)
(Decrease) increase in accrued interest	(16,004)	15,020	(16,524)	(1,620)	8,138
Increase (decrease) in accounts payable and other liabilities	16,542	5,036	(46,683)	(15,982)	20,601
Net cash provided by operating activities	307,286	402,317	308,019	346,527	358,824
Cash flows from investing activities:
Net investment in real estate property	(23,543)	(807)	(11,450)	(318,193)	(21,999)
Investment in loans receivable	(535)	(207,173)	(4,381)	(14,086)	(15,800)
Proceeds from real estate disposals	19,000	136,873	175,370	245,121	510,183
Proceeds from loans receivable	216	723,003	143,094	16,736	59,294
Development project expenditures	(74,666)	(81,793)	(73,889)	(88,662)	(67,154)
Capital expenditures	(30,996)	(21,412)	(20,617)	(49,171)	(27,435)
Distributions from unconsolidated entities	50,638	6,792	—	353	5,816
Investment in unconsolidated entities	(5,073)	(932)	(39,101)	(18,821)	(3,351)
Insurance proceeds for property damage claims	3,998	802	1,527	26	—
Net cash (used in) provided by investing activities	(60,961)	555,353	170,553	(226,697)	439,554
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	239,018	(471,569)	273,843	45	20,282
Proceeds from debt	1,662,104	11,797	738,519	53,212	29,928
Repayment of debt	(1,862,217)	(214,769)	(1,217,118)	(143,559)	(568,989)
Purchase of noncontrolling interests	—	(2,429)	—	—	—
Payment of deferred financing costs	(10,235)	(30)	(6,318)	(871)	(6,739)
Cash distribution to common stockholders	(281,853)	(281,760)	(281,635)	—	(276,320)
Cash distribution to redeemable OP Unitholders	(1,850)	(1,886)	(1,858)	—	(1,957)
Cash issued for redemption of OP and Class C Units	(395)	(320)	(655)	—	—
Contributions from noncontrolling interests	500	—	—	—	2,175
Distributions to noncontrolling interests	(2,160)	(4,469)	(3,339)	(1,939)	(5,092)
Other	1,259	2,692	(4,687)	39	841
Net cash used in financing activities	(255,829)	(962,743)	(503,248)	(93,073)	(805,871)
Net (decrease) increase in cash, cash equivalents and restricted cash	(9,504)	(5,073)	(24,676)	26,757	(7,493)
Effect of foreign currency translation	(52)	(406)	5	(89)	(2,618)
Cash, cash equivalents and restricted cash at beginning of period	158,103	163,582	188,253	161,585	171,696
Cash, cash equivalents and restricted cash at end of period	$148,547	$158,103	$163,582	$188,253	$161,585

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)
	For the Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$190	$6	$28,910	$219,135	$1,505
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	—	—	—	(201,753)	—
Other assets	—	—	4,112	1,830	(1,450)
Debt	—	—	—	10,602	—
Other liabilities	190	6	15,938	6,788	(1,664)
Deferred income tax liability	—	—	—	1,247	64
Noncontrolling interests	—	—	—	575	1,655
Equity issued for redemption of OP and Class C Units	—	—	266	1,308	335

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) and Funds Available for Distribution (FAD)[1]
(Dollars in thousands, except per share amounts)

								YOY
	2017			2018				Growth
	Q3	Q4	FY	Q1	Q2	Q3	YTD	'17-'18
Income from continuing operations	$156,930	$178,835	$643,949	$80,060	$133,473	$103,263	$316,796	(34%)
Income from continuing operations per share	$0.44	$0.50	$1.80	$0.22	$0.37	$0.29	$0.88	(34%)
Discontinued operations	(19)	(15)	(110)	(10)	—	—	(10)
Gain on real estate dispositions	458,280	214,985	717,273	48	35,827	18	35,893
Net income	615,191	393,805	1,361,112	80,098	169,300	103,281	352,679
Net income attributable to noncontrolling interests	1,233	1,251	4,642	1,395	2,781	1,309	5,485
Net income attributable to common stockholders	$613,958	$392,554	$1,356,470	$78,703	$166,519	$101,972	$347,194	(83%)
Net income attributable to common stockholders per share	$1.71	$1.09	$3.78	$0.22	$0.46	$0.28	$0.97	(84%)
Adjustments:
Depreciation and amortization on real estate assets	211,784	230,996	881,088	231,495	222,092	217,116	670,703
Depreciation on real estate assets related to noncontrolling interests	(1,911)	(1,842)	(7,565)	(1,811)	(1,776)	(1,718)	(5,305)
Depreciation on real estate assets related to unconsolidated entities	855	731	4,231	1,030	302	723	2,055
Impairment on equity method investment	—	—	—	35,708	—	—	35,708
Gain on re-measurement of equity interest upon acquisition, net	—	—	(3,027)	—	—	—	—
Gain on real estate dispositions	(458,280)	(214,985)	(717,273)	(48)	(35,827)	(18)	(35,893)
Gain on real estate dispositions related to noncontrolling interests	18	—	18	—	1,508	—	1,508
Gain on real estate dispositions related to unconsolidated entities	(986)	(12)	(1,057)	—	—	(875)	(875)
Subtotal: FFO add-backs	(248,520)	14,888	156,415	266,374	186,299	215,228	667,901
Subtotal: FFO add-backs per share	$(0.69)	$0.04	$0.44	$0.74	$0.52	$0.60	$1.86
FFO (NAREIT) attributable to common stockholders	$365,438	$407,442	$1,512,885	$345,077	$352,818	$317,200	$1,015,095	(13%)
FFO (NAREIT) attributable to common stockholders per share	$1.02	$1.13	$4.22	$0.96	$0.98	$0.88	$2.83	(14%)

Adjustments:
Change in fair value of financial instruments	8	81	(41)	(91)	45	42	(4)
Non-cash income tax benefit	(8,515)	(6,768)	(22,387)	(3,675)	(1,642)	(8,166)	(13,483)
Impact of tax reform	—	(36,539)	(36,539)	—	—	—	—
Loss (gain) on extinguishment of debt, net	486	(97)	839	10,987	4,707	39,489	55,183
(Gain) loss on non-real estate dispositions related to unconsolidated entities	(22)	(5)	(39)	4	—	(16)	(12)
Merger-related expenses, deal costs and re-audit costs	2,741	1,917	14,823	19,245	7,540	4,985	31,770
Amortization of other intangibles	328	327	1,458	328	190	121	639
Other items related to unconsolidated entities	1,207	1,489	3,188	2,847	878	632	4,357
Non-cash charges related to lease terminations	—	—	—	—	21,299	—	21,299
Non-cash impact of changes to equity plan	1,372	1,371	5,453	1,581	1,292	448	3,321
Natural disaster expenses (recoveries), net	9,810	1,791	11,601	(383)	79	93	(211)
Subtotal: normalized FFO add-backs	7,415	(36,433)	(21,644)	30,843	34,388	37,628	102,859
Subtotal: normalized FFO add-backs per share	$0.02	$(0.10)	$(0.06)	$0.09	$0.10	$0.10	$0.29
Normalized FFO attributable to common stockholders	$372,853	$371,009	$1,491,241	$375,920	$387,206	$354,828	$1,117,954	(5%)
Normalized FFO attributable to common stockholders per share	$1.04	$1.03	$4.16	$1.05	$1.08	$0.99	$3.11	(5%)

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(5,434)	(4,254)	(20,537)	(3,865)	(2,992)	(2,164)	(9,021)
Other non-cash amortization, including fair market value of debt	4,602	4,872	16,058	3,777	4,873	4,877	13,527
Stock-based compensation	5,155	5,249	21,090	5,543	5,857	6,040	17,440
Straight-lining of rental income, net	(6,229)	(5,750)	(23,134)	(3,622)	(6,572)	(8,102)	(18,296)
Subtotal: non-cash items included in normalized FFO	(1,906)	117	(6,523)	1,833	1,166	651	3,650
Capital expenditures	(30,899)	(49,812)	(138,778)	(22,233)	(23,584)	(33,576)	(79,393)
Normalized FAD attributable to common stockholders	$340,048	$321,314	$1,345,940	$355,520	$364,788	$321,903	$1,042,211	(5%)
Merger-related expenses, deal costs and re-audit costs	(2,741)	(1,917)	(14,823)	(19,245)	(7,540)	(4,985)	(31,770)
Other items related to unconsolidated entities	(1,207)	(1,489)	(3,188)	(2,847)	(878)	(632)	(4,357)
FAD attributable to common stockholders	$336,100	$317,908	$1,327,929	$333,428	$356,370	$316,286	$1,006,084	(6%)
Weighted average diluted shares	359,333	359,184	358,566	358,853	359,000	359,355	359,068

[1] Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any. Per share totals may not add due to rounding.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO, FAD and normalized FAD to be appropriate supplemental measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. NAREIT defines FFO as net income attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property, including gains or losses on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan, derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement and non-cash charges related to lease terminations; (d) the financial impact of contingent consideration, severance-related costs and charitable donations made to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other unusual items related to unconsolidated entities; (g) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters; and (h) net expenses or recoveries related to natural disasters. Normalized FAD represents normalized FFO excluding non-cash components, which include straight-line rental adjustments, and deducting capital expenditures, including certain tenant allowances and leasing commissions. FAD represents normalized FAD after subtracting merger-related expenses, deal costs and re-audit costs and other unusual items related to unconsolidated entities.

FFO, normalized FFO, FAD and normalized FAD presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO, FAD and normalized FAD should not be considered as alternatives to net income or income from continuing operations (both determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that income from continuing operations is the most comparable GAAP measure because it provides insight into the Company’s continuing operations. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO, FAD and normalized FAD should be examined in conjunction with net income and income from continuing operations as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
EPS, FFO and FAD Guidance Attributable to Common Stockholders [1,2]
(Dollars in millions, except per share amounts)

	Tentative / Preliminary and Subject to Change
	FY2018 - Guidance		FY2018 - Per Share
	Low	High	Low	High

Income from Continuing Operations	$438	$446	$1.22	$1.24

Gain on Real Estate Dispositions	39	41	0.11	0.11
Other Adjustments [3]	(7)	(7)	(0.02)	(0.02)

Net Income Attributable to Common Stockholders	$470	$480	$1.31	$1.34

Depreciation and Amortization Adjustments	886	901	2.47	2.51
Gain on Real Estate Dispositions	(39)	(41)	(0.11)	(0.11)
Other Adjustments [3]	36	36	0.10	0.10

FFO (NAREIT) Attributable to Common Stockholders	$1,353	$1,376	$3.77	$3.83

Merger-Related Expenses, Deal Costs and Re-Audit Costs	43	39	0.12	0.11
Loss on Extinguishment of Debt, Net	55	57	0.15	0.16
Other Adjustments [3,4]	(3)	(10)	(0.01)	(0.03)

Normalized FFO Attributable to Common Stockholders	$1,448	$1,462	$4.03	$4.07
% Year-Over-Year Growth			(3%)	(2%)

Non-Cash Items Included in Normalized FFO	7	5
Capital Expenditures	(143)	(148)

Normalized FAD Attributable to Common Stockholders	$1,312	$1,319

Merger-Related Expenses, Deal Costs and Re-Audit Costs	(43)	(39)
Other Adjustments [3]	(6)	(5)

FAD Attributable to Common Stockholders	$1,263	$1,275

Weighted Average Diluted Shares (in millions)	359	359

1 The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

2 Per share quarterly amounts may not add to annual per share amounts due to changes in the Company's weighted average diluted share count, if any.

3 See table titled “Funds From Operations (FFO) and Funds Available for Distribution (FAD)” for detailed breakout of adjustments for each respective category.

4 Includes adjustments related to one-time write-offs of straight-line rent, market lease intangibles and deferred revenue, all related to the Company's agreements with Brookdale Senior Living in April 2018.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA
(Dollars in thousands)

The following table illustrates net debt to pro forma earnings, which includes amounts in discontinued operations, before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, consolidated joint venture partners’ share of EBITDA, merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements, net gains or losses on real estate activity, gains or losses on re-measurement of equity interest upon acquisition, changes in the fair value of financial instruments, unrealized foreign currency gains or losses, net expenses or recoveries related to natural disasters and non-cash charges related to lease terminations, and including the Company’s share of EBITDA from unconsolidated entities and adjustments for other immaterial or identified items (“Adjusted EBITDA”).

The following information considers the pro forma effect on Adjusted EBITDA of the Company’s activity during the three months ended September 30, 2018, as if the transactions had been consummated as of the beginning of the period (“Adjusted Pro Forma EBITDA”).

The Company believes that net debt, Adjusted Pro Forma EBITDA and net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

Income from continuing operations	$103,263
Gain on real estate dispositions	18
Net income	103,281
Net income attributable to noncontrolling interests	1,309
Net income attributable to common stockholders	101,972
Adjustments:
Interest	107,581
Loss on extinguishment of debt, net	39,527
Taxes (including tax amounts in general, administrative and professional fees)	(6,379)
Depreciation and amortization	218,579
Non-cash stock-based compensation expense	6,488
Merger-related expenses, deal costs and re-audit costs	4,317
Net income attributable to noncontrolling interests, net of consolidated joint venture partners’ share of EBITDA	(2,861)
Loss from unconsolidated entities, net of Ventas share of EBITDA from unconsolidated entities	8,465
Gain on real estate dispositions	(18)
Unrealized foreign currency gains	(225)
Change in fair value of financial instruments	38
Natural disaster expenses (recoveries), net	93
Adjusted EBITDA	477,577
Pro forma adjustments for current period activity	(4,832)
Adjusted Pro Forma EBITDA	$472,745

Adjusted Pro Forma EBITDA annualized	$1,890,980

As of September 30, 2018:
Total debt	$10,478,455
Debt on held for sale assets	13,736
Cash	(86,107)
Restricted cash pertaining to debt	(29,065)
Consolidated joint venture partners’ share of debt	(110,784)
Ventas share of debt from unconsolidated entities	39,171
Net debt	$10,305,406

Net debt to Adjusted Pro Forma EBITDA	5.4	x

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Operating Income (NOI) and Same-Store Cash NOI by Segment
(Dollars in thousands)

The Company considers NOI and same-store cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and office building services costs. In the case of NOI, cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies. The Company believes that income from continuing operations is the most comparable GAAP measure for both NOI and same-store cash NOI because it provides insight into the Company’s continuing operations. The Company defines same-store as properties owned, consolidated, operational and reported under a consistent business model for the full period in both comparison periods, and excluding assets intended for disposition and for SHOP, those properties that transitioned operators after the start of the prior comparison period, and for office operations, redevelopment assets. To normalize for exchange rate movements, all same-store cash NOI measures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

	Triple-Net
	Leased	Senior Living	Office
	Properties	Operations	Operations	All Other	Total
For the Three Months Ended September 30, 2018
Income from continuing operations					$103,263
Adjustments:
Interest and other income					(12,554)
Interest					107,581
Depreciation and amortization					218,579
General, administrative and professional fees					39,677
Loss on extinguishment of debt, net					39,527
Merger-related expenses and deal costs					4,458
Other					1,244
Loss from unconsolidated entities					716
Income tax benefit					(7,327)
Reported Segment NOI	$190,319	$151,839	$133,987	$19,019	495,164
Adjustments:
Normalizing adjustment for technology costs	—	1	—	—	1
NOI not included in same-store	(3,603)	(14,513)	(14,556)	—	(32,672)
Straight-lining of rental income	(4,116)	—	(3,986)	—	(8,102)
Non-cash rental income	(1,328)	—	(715)	—	(2,043)
Non-segment NOI	—	—	—	(19,019)	(19,019)
	(9,047)	(14,512)	(19,257)	(19,019)	(61,835)
Same-Store cash NOI (Constant Currency)	$181,272	$137,327	$114,730	$—	$433,329

Percentage increase	3.0%	(2.7%)	3.5%		1.3%

	Triple-Net
	Leased	Senior Living	Office
	Properties	Operations	Operations	All Other	Total
For the Three Months Ended September 30, 2017
Income from continuing operations					$156,930
Adjustments:
Interest and other income					(171)
Interest					113,869
Depreciation and amortization					213,407
General, administrative and professional fees					33,317
Loss on extinguishment of debt, net					511
Merger-related expenses and deal costs					804
Other					13,030
Income from unconsolidated entities					(750)
Income tax benefit					(7,815)
Reported Segment NOI	$213,495	$146,102	$130,047	$33,488	523,132
Adjustments:
Normalizing adjustment for technology costs	—	1,616	—	—	1,616
NOI not included in same-store	(32,039)	(5,784)	(13,835)	—	(51,658)
Straight-lining of rental income	(1,195)	—	(5,034)	—	(6,229)
Non-cash rental income	(4,277)	—	(312)	—	(4,589)
Non-segment NOI	—	—	—	(33,488)	(33,488)
NOI impact from change in FX	(26)	(796)	—	—	(822)
	(37,537)	(4,964)	(19,181)	(33,488)	(95,170)
Same-Store cash NOI (Constant Currency)	$175,958	$141,138	$110,866	$—	$427,962

NON-GAAP FINANCIAL MEASURES RECONCILIATION
NOI and Same-Store Cash NOI by Segment Guidance [1,2]
(Dollars in millions, except per share amounts)

	FY2018 - Guidance
	Tentative / Preliminary and Subject to Change
				Non-
	NNN	SHOP	Office	Segment	Total
High End
Income from Continuing Operations					$446
Depreciation and Amortization[3]					911
Interest Expense, G&A, Other Income and Expenses[4]					673
Reported Segment NOI[5]	$737	$627	$543	$125	2,030
Normalizing Adjustment for Technology Costs[6]	—	1	—	—	1
Non-Cash and Non-Same-Store Adjustments	(34)	(62)	(89)	(125)	(310)
Same-Store Cash NOI[5]	703	566	454	—	1,721
Percentage Increase	3.0%	(1.0%)	2.75%	NM	1.5%

Modification Fees	(3)	—	(0)	—	(3)
Adjusted Same-Store Cash NOI[5]	$700	$566	$454	$—	$1,718
Adjusted Percentage Increase	2.6%	(1.0%)	2.7%	NM	1.3%

Low End
Income from Continuing Operations					$438
Depreciation and Amortization[3]					896
Interest Expense, G&A, Other Income and Expenses[4]					682
Reported Segment NOI[5]	$733	$616	$538	$123	2,016
Normalizing Adjustment for Technology Costs[6]	—	1	—	—	1
Non-Cash and Non-Same-Store Adjustments	(34)	(62)	(88)	(123)	(308)
Same-Store Cash NOI[5]	699	555	450	—	1,709
Percentage Increase	2.5%	(3.0%)	1.75%	NM	0.75%

Modification Fees	(3)	—	(0)	—	(3)
Adjusted Same-Store Cash NOI[5]	$696	$555	$449	$—	$1,706
Adjusted Percentage Increase	2.1%	(3.0%)	1.7%	NM	0.6%

Prior Year
Income from Continuing Operations					$644
Depreciation and Amortization[3]					888
Interest Expense, G&A, Other Income and Expenses[4]					550
Reported Segment NOI	$845	$593	$525	$119	2,082
Normalizing Adjustment for Technology Costs[6]	—	3	—	—	3
Non-Cash and Non-Same-Store Adjustments	(164)	(24)	(83)	(119)	(390)
NOI Impact from Change in FX	1	0	—	—	1
Same-Store Cash NOI	682	572	442	—	1,696
Modification Fees	—	—	—	—	—

Adjusted Same-Store Cash NOI	$682	$572	$442	$—	$1,696

	2018
GBP (£) to USD ($)	1.30
USD ($) to CAD (C$)	1.30

1 The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

2 See tables titled “Net Operating Income (NOI) and Same-Store Cash NOI by Segment” for the three months ended September 30, 2018 for a detailed breakout of adjustments for each respective category.

3 Includes real estate depreciation and amortization, corporate depreciation and amortization, and amortization of other intangibles.

4 Includes interest expense, general and administrative expenses (including stock-based compensation), loss on extinguishment of debt, merger-related expenses and deal costs, income from unconsolidated entities, income tax benefit, and other income and expenses.

5 Totals may not add across due to minor corporate-level adjustments and rounding.

6 Represents costs expensed by one operator related to implementation of new software.

CONTACT:
Ventas, Inc.
Ryan K. Shannon
(877) 4-VENTAS